UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 19, 2015

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Number)
incorporation)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.07      Submission of Matters to a Vote of Security Holders

On May 19, 2015, Codorus Valley Bancorp, Inc. (the “Corporation”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 5,838,553 shares of the Corporation’s common stock were entitled to vote as of March 4, 2015, the record date for the Annual Meeting and 4,633,771 shares were represented at the Annual Meeting. The Board of Directors submitted the following proposals to a vote of shareholders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of three Class A directors, each to serve a term of three years

Director	Votes For	Votes Withheld	Broker Non-Vote
Jeffrey R. Hines	3,499,691	380,557	753,523
Rodney L. Krebs	3,497,304	382,944	753,523
Dallas L. Smith	3,496,826	383,422	753,523

Proposal 2 – Approve an advisory, non-binding resolution regarding executive compensation

Votes For	Votes Against	Abstain	Broker Non-Vote
3,375,762	241,424	263,062	753,523

Proposal 3 – Ratify the appointment of BDO USA LLC as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015

Votes For	Votes Against	Abstain
4,528,847	67,561	37,363

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: May 20, 2015	/s/ Larry J. Miller
Larry J. Miller
President and Chief
Executive Officer
(Principal Executive Officer)

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